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                                                                  EXHIBIT 16.1

September 14,1998

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We were previously principal accountants for Starwave Corporation and, under the date of February 7,1997, we reported on the financial statements of Starwave Corporation as of and for the years ended December 31, 1996 and 1995. On April 24, 1997, our appointment as principal accountants was terminated. We have read the statement describing our dismissal (copy attached) included under the heading "Experts" of the registration statement on Form S-4 of Infoseek Corporation, and we agree with such statement, except that we are not in a position to agree or disagree with the statement that PricewaterhouseCoopers LLP was not consulted by Starwave Corporation on items regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on Starwave Corporation's financial statements.


Very truly yours,

/s/ KPMG Peat Marwick LLP


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                                                                    Attachment

Effective April 24, 1997, Starwave's Board of Directors dismissed KPMG Peat Marwick LLP (the "Former Accountants") as its independent accountants and engaged PricewaterhouseCoopers LLP. The reports of the Former Accountants on the financial statements of Starwave for the fiscal years ended December 31, 1996 and 1995 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the period of the Former Accountants' engagement in Starwave's two most recent fiscal years, there were no disagreements with the Former Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the Former Accountants would have caused them to make reference thereto in their report on Starwave's financial statements. Prior to April 24, 1997, Starwave had not consulted with PricewaterhouseCoopers LLP on items regarding the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on Starwave's financial statements, or any matter that was subject of a disagreement or reportable event.